Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom (Investors and Media) +1-617-682-4340 Josh Brodsky (Investors) +1-617-551-8276

Alnylam Announces FDA Approval of AMVUTTRA® (vutrisiran), the First RNAi Therapeutic to Reduce Cardiovascular Death, Hospitalizations and Urgent Heart Failure Visits in Adults with ATTR Amyloidosis with Cardiomyopathy (ATTR-CM)

− Novel Mechanism of Action Delivers Rapid Knockdown of Transthyretin, Addressing the Disease at its Source –

− Proven Consistency of Effect on Cardiovascular Outcomes, Function, and Quality of Life in ATTR-CM Population Representative of Today’s Patients –

– Only Therapeutic Approved in the U.S. to Address Both Cardiomyopathy and Polyneuropathy Manifestations of ATTR Amyloidosis −

– Alnylam Offers Multiple Programs to Support Broad and Seamless Patient Access; Majority of Patients Expected to Pay $0 in Out-of-Pocket Costs for AMVUTTRA –
– Alnylam to Host Conference Call Today at 6:00 pm ET –

CAMBRIDGE, Mass. -- Mar. 20, 2025—Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced the U.S. Food and Drug Administration (FDA) approval of the supplemental New Drug Application (sNDA) for its RNAi therapeutic, AMVUTTRA® (vutrisiran), for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits. The approval expands the indication for AMVUTTRA, which now becomes the first and only therapeutic approved by the FDA for the treatment of ATTR-CM and the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults.

ATTR-CM is a devastating, rapidly progressive, and ultimately fatal disease estimated to affect approximately 150,000 people in the U.S. and over 300,000 people worldwide. There is no cure for ATTR-CM, and the deposition of misfolded transthyretin (TTR) fibrils causes irreversible damage over time which can lead to premature death. Today, most patients remain undiagnosed and untreated, and a significant portion of those who are treated with commonly used therapies experience disease progression.

“The FDA approval of AMVUTTRA for ATTR-CM marks a pivotal advancement for patients, providing a new and clinically differentiated treatment option that has been shown to improve outcomes, including cardiovascular mortality, and reduce progression for those living with this devastating disease,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “I would like to extend my deepest gratitude to the patients who participated in our clinical trials, their families and caregivers, the clinical researchers, regulators, and my colleagues at Alnylam who made this approval possible. Today represents a significant milestone in our nearly twenty years of partnership with the ATTR amyloidosis community, but we are not stopping here. We will continue to innovate for patients with ATTR amyloidosis so they can live longer, better, healthier lives.”

AMVUTTRA is an RNAi therapeutic that works upstream to deliver rapid knockdown of TTR, addressing the disease at its source, with only four convenient subcutaneous doses per year. By rapidly knocking down TTR production, AMVUTTRA substantially decreases deposition of TTR fibrils, which form amyloid and cause irreversible cardiovascular damage and premature death in patients with ATTR-CM.

“This FDA approval provides an opportunity to further transform ATTR-CM treatment with a new mechanism of action. The HELIOS-B clinical trial found that vutrisiran allowed patients to live longer, experience fewer hospitalizations, and improve how they function and feel,” said Ronald Witteles, M.D., HELIOS-B Investigator, Professor of Medicine at Stanford University School of Medicine and Co-Director of the Stanford Amyloid Center. “The trial enrolled patients who mirror the real-world population with this disease, and I am very encouraged by vutrisiran’s ability to demonstrate meaningful clinical benefits across both cardiovascular outcomes and multiple measures of disease progression. This is a very exciting day for patients with this challenging disease.”

This approval is based on the HELIOS-B Phase 3 clinical trial which evaluated AMVUTTRA for the treatment of ATTR-CM. The trial achieved statistical significance compared to placebo on all 10 pre-specified primary and secondary endpoints. The results were presented at the European Society of Cardiology Congress and simultaneously published in The New England Journal of Medicine. In the overall population, AMVUTTRA reduced the risk of all-

cause mortality (ACM) and recurrent cardiovascular (CV) events by 28% during the double-blind treatment period of up to 36 months. Mortality in this population was significantly reduced by 36% through 42 months in a pre-specified secondary endpoint analysis which included up to 36 months of the double-blind period plus six months of open-label extension. In the monotherapy population, AMVUTTRA significantly reduced the risk of ACM and recurrent CV events by 33% in the double-blind period and significantly reduced the risk of mortality by 35% through 42 months. As compared to patients treated with placebo, patients treated with AMVUTTRA also experienced preservation of functional capacity and quality of life, as well as early improvements in biomarkers NT-proBNP and troponin I, which are predictive of cardiovascular outcomes. The safety and tolerability of AMVUTTRA are well-established, as demonstrated in the positive HELIOS-A clinical trial for AMVUTTRA in hATTR-PN which resulted in FDA approval in 2022 and over 5,000 patient-years exposure to-date, globally. In that study, the most common adverse reactions in patients treated with AMVUTTRA were pain in extremity (15%), arthralgia (11%), dyspnea (7%), and vitamin A decreased (7%). No new safety concerns were identified in the HELIOS-B clinical trial of patients with ATTR-CM.

“Despite recent advances, there remains a significant need for patients living with ATTR-CM and I’ve witnessed, firsthand, the impact that ATTR amyloidosis can have on families, including diminished quality of life and the loss of loved ones,” said Muriel Finkel, President of the Amyloidosis Support Groups. “The availability of this groundbreaking treatment option is a significant moment for patients living with ATTR amyloidosis. It represents a beacon of hope for our community.”

AMVUTTRA in hATTR-PN is covered by insurers for ~99% of patients with the majority paying $0 out-of-pocket. Similar broad coverage and out-of-pocket costs are expected in ATTR-CM given comparable payer dynamics and the clinical value demonstrated in the HELIOS-B clinical trial. Alnylam has a proven track record of working closely with payers to ensure broad patient access to our medicines, including pioneering innovative value-based agreements linked to clinical outcomes that ensure value and predictability for payers.

Alnylam offers multiple support services and resources for patients prescribed its products through Alnylam Assist®, the only in-house patient support program in ATTR-CM. Alnylam Assist® is designed to provide one-on-one support for patients and their healthcare teams to help navigate the treatment journey, and includes a Quick Start program that provides eligible patients who encounter coverage delays or delays in treatment with an initial dose at no cost. In addition, Alnylam Assist® offers support with insurance coverage, financial assistance, and disease and treatment education for a seamless start to the AMVUTTRA treatment experience. Physicians and patients can learn more about Alnylam’s patient support services by visiting AlnylamAssist.com/amvuttra or calling 1-833-256-2748.

Marketing authorization applications based on HELIOS-B data are currently under review by several global health agencies including the European Medicines Agency (EMA), the Brazilian Health Regulatory Agency (ANVISA), and the Japanese Pharmaceuticals and Medical Devices Agency (PMDA). Alnylam remains on track to proceed with additional global regulatory submissions for vutrisiran in 2025.

Visit AMVUTTRA.com/attr-cm for more information.

Investor Webcast Information
Alnylam management will discuss the FDA approval of AMVUTTRA for ATTR-CM via webcast today at 6:00 pm ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Company’s website approximately two hours after the event.

INDICATIONS AND IMPORTANT SAFETY INFORMATION

Indications

AMVUTTRA® (vutrisiran) is indicated for the treatment of the:
•cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits.
•polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults.

Important Safety Information

Reduced Serum Vitamin A Levels and Recommended Supplementation
AMVUTTRA treatment leads to a decrease in serum vitamin A levels.

Supplementation at the recommended daily allowance (RDA) of vitamin A is advised for patients taking AMVUTTRA. Higher doses than the RDA should not be given to try to achieve normal serum vitamin A levels during treatment with AMVUTTRA, as serum vitamin A levels do not reflect the total vitamin A in the body.

Patients should be referred to an ophthalmologist if they develop ocular symptoms suggestive of vitamin A deficiency (e.g., night blindness).

Adverse Reactions
In a study of patients with hATTR-PN, the most common adverse reactions that occurred in patients treated with AMVUTTRA were pain in extremity (15%), arthralgia (11%), dyspnea (7%), and vitamin A decreased (7%).

In a study of patients with ATTR-CM, no new safety issues were identified.

For additional information about AMVUTTRA, please see the full Prescribing Information.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is an RNAi therapeutic that delivers rapid knockdown of transthyretin (TTR), addressing the underlying cause of transthyretin (ATTR) amyloidosis. Administered quarterly via subcutaneous injection by a healthcare professional, AMVUTTRA is approved and marketed in more than 15 countries for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and is approved in the U.S. for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ATTR
Transthyretin amyloidosis (ATTR) is an underdiagnosed, rapidly progressive, debilitating and fatal disease caused by misfolded transthyretin (TTR) proteins, which accumulate as amyloid deposits in various parts of the body, including the nerves, heart and gastrointestinal tract. Patients may present with polyneuropathy, cardiomyopathy, or both manifestations of disease. There are two different forms of ATTR – hereditary ATTR (hATTR), which is caused by a TTR gene variant and affects approximately 50,000 people worldwide, and wild-type ATTR (wtATTR), which occurs without a TTR gene variant and impacts an estimated 200,000 – 300,000 people worldwide.1-4

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects, including, without limitation, statements regarding Alnylam’s expectations regarding the safety and efficacy of AMVUTTRA for the treatment of ATTR-CM and hATTR-PN; that FDA approval of AMVUTTRA for ATTR-CM represents a pivotal advancement for patients, providing a new and clinically differentiated treatment option for ATTR-CM; the ability of AMVUTTRA to improve outcomes and reduce progression for patients with ATTR-CM; Alnylam’s ability to continue to innovate for patients with ATTR amyloidosis; the ability of AMVUTTRA or any of Alnylam’s other products or product candidates to enable patients with ATTR amyloidosis to live longer, better and/or healthier lives; the potential for AMVUTRA to transform the treatment of ATTR-CM; the ability of AMVUTTRA to provide ATTR-CM patients with benefits comparable to the clinical benefits observed in the HELIOS-B clinical trial; Alnylam’s expectations that AMVUTTRA in

ATTR-CM will have coverage and out-of-pocket cost dynamics similar to AMVUTTRA’s coverage and out-of-pocket cost dynamics in hATTR-PN; and the potential receipt and timing of any future marketing authorizations or the timing of any future regulatory submissions for vutrisiran, should be considered forward looking statements.

Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to Alnylam’s ability to successfully execute on its “Alnylam P5x25” goals; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products; the outcome of litigation; the potential risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing Alnylam’s views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

1 Hawkins PN, Ando Y, Dispenzeri A, et al. Ann Med. 2015;47(8):625-638.
2 Gertz MA. Am J Manag Care. 2017;23(7):S107-S112.
3 Conceicao I, Gonzalez-Duarte A, Obici L, et al. J Peripher Nerv Syst. 2016;21:5-9.
4 Ando Y, Coelho T, Berk JL, et al. Orphanet J Rare Dis. 2013;8:31.

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